Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Capricor Therapeutics, Inc.

Los Angeles, California

We consent to the incorporation by reference in the Registration Statements of Capricor Therapeutics, Inc. on Form S-8 (File Nos. 333-152283, 333-175727 and 333-194317) of our report dated March 31, 2014, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

March 31, 2014